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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 29, 2003 with respect to the financial statements of Dollar Financial Group, Inc. and our report dated April 23, 2004 with respect to the financial statements of Dollar Financial Corp, in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-117179) and related Prospectus of Dollar Financial Group, Inc.

                      /s/  ERNST & YOUNG LLP

Philadelphia, Pennsylvania
August 27, 2004

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  EXHIBIT 23.1